As filed with the Securities and Exchange Commission on September 19, 2024	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CompoSecure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2749902
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Address, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven J. Feder

General Counsel

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Schwartz

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Tel: (609) 919-6600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-262341)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The registrant is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, for the sole purpose of registering for issuance and resale by the selling stockholders an additional 587,609 shares of the registrant’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon exchange of CompoSecure Holdings, L.L.C.’s exchangeable senior notes (the “Exchangeable Notes”), for a proposed additional maximum aggregate offering price of $7,229,353.53. The additional shares are issuable pursuant to an automatic adjustment to the exchange rate made pursuant to the indenture governing the Exchangeable Notes. Following the filing of this Registration Statement, an aggregate of 13,587,587 shares of Class A Common Stock will be issuable upon exchange of the Exchangeable Notes.

This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-262341) (originally filed as Form S-1 (File No. 333-262341) on January 25, 2022, and as amended by that certain Post-Effective Amendment No. 1, filed on March 16, 2022, and as further amended by Post-Effective Amendment No. 2, filed on March 10, 2023 for the purpose of converting the registration statement on Form S-1 to a registration statement on Form S-3) (the “Prior Registration Statement”), which the Commission declared effective on March 17, 2023.

The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm of CompoSecure, Inc.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney
24.2	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-262341), initially filed with the Commission on January 25, 2022)
107*	Filing Fee Table.
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, New Jersey, on September 19, 2024.

COMPOSECURE, INC.

By:	/s/ Jonathan Wilk
Jonathan Wilk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Timothy Fitzsimmons and Steven Feder his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jonathan Wilk	Chief Executive Officer and Director	September 19, 2024
Jonathan Wilk	(Principal Executive Officer)
/s/ Timothy Fitzsimmons	Chief Financial and Accounting Officer	September 19, 2024
Timothy Fitzsimmons	(Principal Financial and Accounting Officer)
/s/ David M. Cote
David M. Cote	Chairman of the Board of Directors	September 19, 2024
/s/ John D. Cote
John D. Cote	Director	September 19, 2024
/s/ Joseph J. DeAngelo
Joseph J. DeAngelo	Director	September 19, 2024
/s/ Roger Fradin
Roger Fradin	Director	September 19, 2024
*
Paul Galant	Director	September 19, 2024
*
Niloofar Razi Howe	Director	September 19, 2024
*
Brian F. Hughes	Director	September 19, 2024
/s/ Mark D. James
Mark D. James	Director	September 19, 2024
/s/ Thomas R. Knott
Thomas R. Knott	Director	September 19, 2024
*
Jane J. Thompson	Director	September 19, 2024

*By	/s/ Timothy Fitzsimmons
Timothy Fitzsimmons Chief Financial and Accounting Officer
Attorney-in-fact